EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of July 23, 2018 (this “Agreement”), by and between GREEN BANCORP, INC. (“Green”), a Texas corporation, and the undersigned shareholder and director (the “Shareholder”) of VERITEX HOLDINGS, INC. (“Veritex”), a Texas corporation.
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Veritex, MUSTMS, INC., a Texas corporation (“Merger Sub”), and Green are entering into an Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub will merge with and into Green (the “Merger”), with Green as the surviving corporation in the Merger and a wholly owned Subsidiary of Veritex and (ii) immediately thereafter, Green, as the surviving corporation in the Merger, shall merge with and into Veritex (the “Second Merger” and, together with the Merger, the “Holdco Mergers”), with Veritex as the surviving corporation;
WHEREAS, immediately following the Holdco Mergers, GREEN BANK, N.A., a national banking association and wholly owned subsidiary of Green (“Green Bank”), shall merge with and into VERITEX COMMUNITY BANK, a Texas state-chartered bank and wholly owned subsidiary of Veritex (“Veritex Bank”), with Veritex Bank as the surviving bank (the “Bank Merger” and, together with the Holdco Mergers, the “Merger Transactions”);
WHEREAS, as of the date hereof, the Shareholder is a director of Veritex and has Beneficial Ownership of those shares of common stock, $0.01 par value per share of Veritex (“Veritex Common Stock”), specified on Schedule 1 attached hereto;
WHEREAS, receiving the Veritex Shareholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement;
WHEREAS, as a material inducement to Green entering into the Merger Agreement, Green has required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein; and
WHEREAS, other directors of Veritex, as a material inducement to Green entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements between such Person and Green.
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
GENERAL
1.1.    Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities that such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.
“Chosen Courts” has the meaning set forth in Section 5.8(b) hereof.
“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means.
“Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security.
“Covered Shares” means, with respect to the Shareholder, the Shareholder’s Existing Shares, together with any shares of Veritex Common Stock or other capital stock of Veritex and any securities convertible into or exercisable or exchangeable for shares of Veritex Common Stock or other capital stock of Veritex, in each case that the Shareholder acquires Beneficial Ownership of on or after the date hereof.
“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under Securities Laws.
“Existing Shares” means, with respect to the Shareholder, all shares of Veritex Common Stock Beneficially Owned by the Shareholder, as of the date hereof, as specified on Schedule 1 attached hereto.
“Permitted Transfer” means a Transfer (i) as the result of the death of the Shareholder by the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (ii) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, or (iii) Transfers to any other shareholder of Veritex who has executed a copy of this Agreement on the date hereof or a separate agreement with Green with terms substantially similar to those contained herein; provided, that, in the case of the foregoing subclauses (i) and (ii), prior to the effectiveness of such Transfer, such transferee (a “Permitted Transferee”) executes and delivers to Green an agreement that is identical to this Agreement, a joinder hereto or such other written agreement, in form and substance reasonably acceptable to Green, to assume all of Shareholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares transferred as the Shareholder shall have made hereunder.
“Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.
“Representatives” means, with respect to any Person, any officer, director, employee, investment banker, financial or other advisor, attorney, accountant, consultant, or other representative or agent of or engaged or retained by such Person, acting in such capacity.
“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.
ARTICLE II
COVENANTS OF SHAREHOLDER
2.1.    Agreement to Vote. The Shareholder hereby irrevocably and unconditionally agrees that until the Expiration Time, at a special meeting of the shareholders of Veritex or at any other meeting of the shareholders of Veritex, however called, including any adjournment or postponement thereof, the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote of the Shareholder and that the Covered Shares are entitled to vote thereon:
(a)    appear at each such meeting or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and
(b)    vote (or cause to be voted), in person or by proxy, all of the Covered Shares as to which the Shareholder controls the right to vote:

(i)	in favor of the approval of the Veritex Share Issuance, and any actions required in furtherance thereof;

(ii)	against any action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of Veritex under the Merger Agreement;

(iii)	against any Veritex Acquisition Proposal; and

(iv)
against any agreement, amendment of any agreement or organizational document or any other action or proposal that is intended or would reasonably be expected to prevent, impede, interfere with, delay or postpone the Merger Transactions or the other transactions contemplated by the Merger Agreement or the performance by Veritex of its obligations under the Merger Agreement.

2.2.    No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except for this Agreement, until the Expiration Time, the Shareholder (a) shall not enter into any voting agreement or voting trust with respect to the Covered Shares, (b) shall not grant a proxy, consent or power of attorney with respect to the Covered Shares, (c) will not commit any act, except for Permitted Transfers, that would reasonably be expected to restrict or affect the Shareholder’s power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably be expected to prevent or materially delay the Shareholder from performing any of his, her or its obligations under this Agreement, and (d) shall not knowingly take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or, in any material respect, delaying, impeding interfering with, disabling or adversely affecting, the Shareholder from performing any of his, her or its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1.    Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Green as follows:
(a)    Organization; Authorization; Validity of Agreement; Necessary Action. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Green, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    Ownership. Except for restrictions in favor of Green pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, the Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through the Expiration Time will be, Beneficially Owned and owned of record by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. The Shareholder has good and marketable title to the Existing Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws. As of the date hereof, the Existing Shares constitute all of the shares of Veritex Common Stock Beneficially Owned or owned of record by the Shareholder. The Shareholder has and will have at all times through the Expiration Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in ARTICLE II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares. The Shareholder has possession of an outstanding certificate or outstanding certificates representing all of the Existing Shares (other than Existing Shares held at the

Depository Trust Company and/or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. The Shareholder will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than (x) Covered Shares held at the Depository Trust Company and/or in book-entry form and (y) Existing Shares, which are addressed by the immediately preceding sentence) and such certificate or certificates will not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.
(c)    No Violation. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his, her or its Assets is bound and, in the event that the Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Shareholder, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of the Shareholder pursuant to, any Contract to which the Shareholder is a party or by which the Shareholder or any of his, her or its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his, her or its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
(d)    Consents and Approvals. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent. No consent of Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform its obligations under this Agreement.
(e)    Legal Proceedings. As of the date hereof, there is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his, her or its Affiliates that would reasonably be expected to prevent or materially impair the ability of the Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f)    Reliance by Green. The Shareholder understands and acknowledges that Green is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.
3.2.    Representations and Warranties of Green. Green hereby represents and warrants to the Shareholder as follows:
(a)    Organization; Authorization; Validity of Agreement; Necessary Action. Green is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite capacity, power and authority to enter into and perform its obligations under this Agreement, except where the failure would not reasonably be expected to have a material adverse effect on Green’s ability to consummate the transactions contemplated herein. Green has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Green and, assuming this Agreement constitutes a valid and binding obligation of the Shareholder, constitutes a legal, valid and binding obligation of Green, enforceable against Green in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    No Violation. The execution and delivery of this Agreement by Green does not, and the performance by Green of its obligation under this Agreement will not, (i) conflict with or violate any Law or Order applicable to Green or by which any of Green’s Assets is bound and, any charter, bylaw or other organizational document of Green, or (ii) conflict with, result in any breach of or constitute a Default, or result in the creation of any Encumbrance on the Assets of Green pursuant to, any Contract to which Green is a party or by which Green or any of its Assets is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of Green to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
ARTICLE IV
OTHER COVENANTS
4.1.    Prohibition on Transfers, Other Actions.
(a)    From the date hereof until the Expiration Time, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement; (iii) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that would restrict or otherwise adversely affect the Shareholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him, her or it or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (iv) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. The Shareholder further agrees to authorize and request Veritex to notify Veritex’s transfer agent that there is a stop transfer order with respect to all Covered Shares until the Expiration Time and that this Agreement places limits on the Transfer of the Covered Shares until the Expiration Time.
(b)    The Shareholder hereby agrees to notify Veritex and Green as promptly as practicable (and in any event within three Business Days after receipt) in writing of (i) the number of any additional shares of Veritex Common Stock or other securities of Veritex of which the Shareholder acquires Beneficial Ownership on or after the date hereof and (ii) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein.
(c)    In the event of a stock split, stock dividend or distribution, or any change in the Veritex Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
4.2.    Acquisition Proposals. Subject to applicable Law, the Shareholder shall not (a) support (or publicly request that anyone else should support) any Veritex Acquisition Proposal that may be made, or ask the board of directors of Veritex to consider, support or seek any Veritex Acquisition Proposal or otherwise take any action designed to make any Veritex Acquisition Proposal more likely or (b) meet or otherwise communicate with any Person that makes or is considering making an Veritex Acquisition Proposal or any Representative of such Person after becoming aware that the Person has made or is considering making an Veritex Acquisition Proposal. The Shareholder shall promptly advise Veritex of each contact the Shareholder or any of the Shareholder’s Representatives may receive from any Person relating to any Veritex Acquisition Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Veritex Acquisition Proposal and will provide Veritex with all information Green reasonably requests that is available to the Shareholder regarding any such Veritex Acquisition Proposal or possible Veritex Acquisition Proposal. The Shareholder shall not (a) invite, solicit or seek any Veritex Acquisition Proposal or (b) make any claim or join in any litigation alleging that the board of directors of Veritex is required to consider, endorse or support any Veritex Acquisition Proposal or to invite, solicit or seek any Veritex Acquisition Proposal. The Shareholder shall not take any other action that is reasonably likely to prevent the Merger Transactions or to impair Green’s ability to exercise any of the rights granted by the Merger Agreement.
4.3.    Further Assurances. From time to time, at the request of Veritex or Green and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, the Shareholder hereby authorizes Veritex to publish and disclose in any announcement or disclosure related to the Merger Agreement, including the Joint Proxy/Prospectus, the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement, subject to the prior written approval by Shareholder of such disclosure, which approval shall not be unreasonably withheld, conditioned or delayed.
ARTICLE V
MISCELLANEOUS
5.1.    Termination. This Agreement shall terminate (the “Expiration Time”) upon the earlier to occur of (a) the favorable vote of the Veritex shareholders with respect to the approval of the Veritex Share Issuance, (b) the Effective Time and (c) the date of termination of the Merger Agreement in accordance with its terms; provided, that the provisions of ARTICLE V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit either party of liability for fraud, or willful or intentional breach of this Agreement.
5.2.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Green any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Green shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
5.3.    Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.
5.4.    Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission (followed by overnight courier), by registered or certified mail (return receipt requested and first-class postage prepaid), or by courier or overnight carrier (with proof of service), or by email (with receipt confirmed) to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Green:	Green Bancorp, Inc. 4000 Greenbriar Houston, Texas 77098 Facsimile Number: (713) 275-8228 Attention: Terry Earley Email: tearley@greenbank.com

Copy to Counsel:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Facsimile Number: (917) 777-3554 Attention: Sven G. Mickisch Email: Sven.Mickisch@skadden.com

Shareholder:	To those persons indicated on Schedule 1.

5.5.    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by both parties and their attorneys and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of both parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
5.6.    Counterparts; Delivery by Facsimile or Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment or waiver hereto or any agreement or instrument entered into in connection with this Agreement or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
5.7.    Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

5.8.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    The parties agree that this Agreement shall be governed by and construed in all respects in accordance with the Laws of the State of Texas without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.
(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Texas (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5.4.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8.
5.9.    Amendment. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by Green and the Shareholder. If Section 2.1 of this Agreement is in conflict with any applicable banking Law, the number of Covered Shares subject to Section 2.1 shall automatically be reduced to the minimum extent necessary to avoid such conflict. Such reduction shall be made pro rata among the Shareholder and any other shareholders of Veritex who have executed a voting agreement on the date hereof with substantially similar provisions based on the relative share of Covered Shares Beneficially Owned by such shareholders.
5.10.    Enforcement of Agreement; Remedies Cumulative. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached and that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled, without the requirement of posting bond, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.
5.11.    Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
5.12.    Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
5.13.    Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations between the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation between the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify to waive any provision of this Agreement.
5.14.    No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.
5.15.    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto (including, for the avoidance of doubt, any Permitted Transferees) and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or affiliates of any party hereto or any former, current or future shareholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate (other than the Shareholder) of any of the foregoing (each, unless a Permitted Transferee, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract, or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-

Recourse Party. For the avoidance of doubt, nothing in this Section 5.15 shall be deemed to limit, restrict or otherwise affect in any way any rights or remedies available under the Merger Agreement.
5.16.    Shareholder Capacity. The Shareholder is signing this Agreement solely in his, her or its capacity as a holder of Veritex Common Stock. Notwithstanding anything herein to the contrary, the Shareholder shall not be prohibited, prevented or precluded from taking (or not taking) any action in the Shareholder’s capacity as an officer and/or director of Veritex to the extent permitted by the Merger Agreement or as required by Law.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
GREEN BANCORP, INC.

By: __________________________
Name:
Title:

SHAREHOLDER

______________________________
Name:

[Signature Page to Voting Agreement]

Schedule 1
INFORMATION

Name	Existing Shares

______________________________	_______________________________

Address for notice:

Name:    ________________________

Street:     ________________________

________________________

City, State:    ________________________

ZIP Code:    ________________________

Telephone:    ________________________

Fax:    ________________________

Email:    ________________________